Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
IntriCon Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Forms S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104, 333-134256 and 333-145577) of IntriCon Corporation (formerly Selas Corporation of America) of our report dated March 3, 2009 which appears on page 38, and our report dated March 3, 2009 which appears on page 71, of this annual report on Form 10-K for the year ended December 31, 2008.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota
March 3, 2009